AUDIOVOX CORPORATION
                  Computation of Income (Loss) Per Common Share
                  Years Ended November 30, 1993, 1994 and 1995
                      (In thousands, except per share data)

                                                                   1993        1994        1995
                                                                  -------     --------    --------
Primary earnings:
Income (loss) before extraordinary item and cumulative

     effect of a change in an accounting principle                $10,051     $26,206     $(11,883)
   Extraordinary item                                               2,173           -            -
   Cumulative effect of change in accounting principle                  -        (178)           -
                                                                  -------     --------    --------
   Net income (loss)                                              $12,224     $26,028     $(11,883)
                                                                  =======     ========    =========


   Shares
     Weighted average number of common shares
       outstanding                                                  9,009       9,037        9,039
     Additional shares assuming conversion of:
       Stock options, performance share awards, and
         warrants                                                      38          69            -
                                                                  -------     --------    --------
     Weighted average common shares outstanding, as
       adjusted                                                     9,047       9,106        9,039
                                                                  =======     ========    ========

   Primary earnings per common share:

     Before extraordinary item and cumulative effect              $  1.11     $  2.88     $  (1.31)
     Extraordinary item                                           $  0.24           -            -
     Cumulative effect                                                  -     $ (0.02)           -
                                                                  -------     --------    --------
       Net income (loss)                                          $  1.35     $  2.86     $  (1.31)
                                                                  =======     ========    =========


Fully diluted earnings:
   Income (loss) before extraordinary item and cumulative

     effect of a change in an accounting principle                $10,051     $26,206     $(11,883)
   Net interest expense related to convertible debt                   354       2,074            -
                                                                  -------     --------    --------


   Income before extraordinary item and cumulative

     effect of a change in an accounting principle                 10,405      28,280            -
   Extraordinary item                                               2,173           -            -
   Cumulative effect of change in accounting principle                  -        (178)           -
                                                                  -------     --------    --------
   Net income (loss) applicable to common stock                   $12,578     $28,102     $(11,883)
                                                                  =======     ========    =========


   Shares
     Weighted average number of common shares

       outstanding                                                  9,009       9,037            -
     Additional shares assuming conversion of:

       Stock options, performance share awards, and
         warrants                                                      46          88            -
       Convertible debentures                                       1,023       3,644            -
                                                                  -------     --------    --------

     Weighted average common shares outstanding, as

       adjusted                                                    10,078      12,769            -
                                                                  =======     ========    ========


   Fully diluted earnings per common share:

     Before extraordinary item and cumulative effect              $  1.03     $  2.21            -
     Extraordinary item                                           $  0.22           -            -
     Cumulative effect                                                  -       (0.01)           -
                                                                  -------     --------    --------
       Net income (loss)                                          $  1.25     $  2.20            -
                                                                  =======     ========    ========

NOTE: Certain amounts have been restated as discussed in Note 8 to the consolidated financial statements.


                                   Exhibit 11